UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2008

United Security Bancshares, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-14549	63-0843362
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 West Front Street

Post Office Box 249

Thomasville, Alabama 36784

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (334) 636-5424

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Compensatory Arrangements of Certain Officers.

On December 18, 2008, the Board of Directors of United Security Bancshares, Inc. (the “Company”) approved and the Company entered into an amended employment agreement (the “Amended Agreement”) with R. Terry Phillips, President and Chief Executive Officer of the Company (“Mr. Phillips”).

The Amended Agreement amends the Employment Agreement, effective January 1, 2000, between the Company and Mr. Phillips. The purpose of the amendments in the Amended Agreement, which is effective January 1, 2009, is to comply with the requirements of the Internal Revenue Service relating to deferred compensation as set forth in Section 409A of the Internal Revenue Code, promulgated under the American Jobs Creation Act of 2004. The Amended Agreement does not materially change the scope or amount of benefits to which Mr. Phillips is entitled but may affect the time and form of payment.

The Amended Agreement is attached as an exhibit hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit
10.1	Amendment One to R. Terry Phillips Employment Agreement, dated as of December 18, 2008 (effective January 1, 2009)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2008	UNITED SECURITY BANCSHARES, INC.

	By:	/s/ Larry M. Sellers
	Name:	Larry M. Sellers
	Title:	Vice President, Secretary, and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Exhibit
10.1	Amendment One to R. Terry Phillips Employment Agreement, dated as of December 18, 2008 (effective January 1, 2009)